                                                               EXHIBIT (d)(3)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                 ING FUNDS TRUST

                            OPERATING EXPENSE LIMITS

                                             MAXIMUM OPERATING EXPENSE LIMIT
FUND*                                    (AS A PERCENTAGE OF AVERAGE NET ASSETS)
----                                     ---------------------------------------
ING Institutional Prime Money                            0.17%
Market Fund
Initial Term Expires August 1, 2006


                                              CLASS     CLASS    CLASS    CLASS    CLASS   CLASS    CLASS   CLASS
                                              -----     -----    -----    -----    -----   -----    -----   -----
                                                A         B        C        I        M       O        Q       R
                                                -         -        -        -        -       -        -       -
ING Classic Money Market Fund                 0.77%     1.41%    1.41%     N/A      N/A     N/A      N/A     N/A
Initial Term Expires August 1, 2006

ING GNMA Income Fund                          1.29%     2.04%    2.04%    1.04%    1.79%    N/A     1.29%    N/A
Initial Term Expires August 1, 2006

ING High Yield Bond Fund                      1.20%     1.95%    1.95%     N/A      N/A     N/A      N/A     N/A
Initial Term Expires August 1, 2006

ING Intermediate Bond Fund                    1.15%     1.90%    1.90%    0.90%     N/A    1.15%     N/A    1.40%
Initial Term Expires August 1, 2006

ING National Tax-Exempt Bond Fund             1.15%     1.90%    1.90%     N/A      N/A     N/A      N/A     N/A
Initial Term Expires August 1, 2006

                                                                          /s/ HE
                                                                          ------
                                                                              HE
Effective Date: July 29, 2005

  * This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.


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